EXHIBIT 10.6

                              CONSULTING AGREEMENT

AGREEMENT made effective as of this 29th day of December 2004, by and between Global Business Partners Holdings Inc., a Nevada corporation, hereinafter referred to as "the Consultant" and Free DA Connection Services, Inc., a
Vancouver corporation ("Old Free DA"), Free DA Connection Services, Inc., a Delaware corporation (Formerly Precise Positioning Products, Inc.), hereinafter referred to as "the Company ".

WHEREAS, the Company and Old Free DA are in the process of completing a transaction pursuant to which Old Free DA will become a wholly-owned subsidiary of the Company; and

WHEREAS, the Consultant is engaged in the business of providing services and venues for identifying strategic partnerships, business opportunities, product distribution, media, business development, market evaluation, security product analysis in the global markets and the Company desires to identify and embark on these various potential opportunities while improving the growth of its operations after completion of the acquisition, and

WHEREAS, the Company desires to secure the efforts of consultant who is capable of providing these services to the Company and its customer base; and

WHEREAS,  Consultant  desires  to  provide  services  to  the  Company;  and

WHEREAS, Company desires to retain the services of Consultant as provided herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.  Appointment

Company hereby appoints and engages Consultant as its advisor and hereby retains and employs Consultant on the terms and conditions of this Consulting Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of said Consulting Agreement.

2.  Engagement

Company engages Consultant to provide the services described in paragraph 3 herein. Consultant accepts said engagement and agrees to provide services to Company as further described in paragraph 3 below and subject to the provisions of this Consulting Agreement.


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3.  Authority  and  Description  of  Services

During the term of this Consulting Agreement Consultant shall furnish some or all of the various services from time to time as requested by the Company and agreed upon by the parties as described herein as follows:

1. Consultant shall assist Company in preparing a business strategy for its customer.

2. Consultant shall provide guidance in the development of a strategic business and marketing plan for the purpose of guiding the growth of the Customer's business.

3. Consultant shall provide guidance to the Company in regard to the selection of Merger and Acquisition candidates for the Company to evaluate with the Consultant.

4. Consultant shall assist the Company in identifying business opportunities for its customer base and in evaluating these in the global markets.

5. Consultant shall not be required to perform any investment banking related activities on behalf of Company as a condition of this Agreement. For the purposes of this Agreement investment banking activities shall be defined as being any of the following:

     A. The location, negotiation and/or securing of public or private debt for Company.

     B. The location, negotiation and/or securing of any public or private equity for Company.

     C. The production of any documentation that is to be utilized for the purposes and activities as relating to the activities as outlined in subheadings
(1)  and  (2)  above.

     D. Any other activities as may normally be associated with the practice of investment banking.

4.  Term  of  Agreement

This Consulting Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of 120 days. It is expressly acknowledged and agreed by and between the parties hereto that Consultant shall not be obligated to provide any services and/or perform any work related to this Consulting Agreement until such time any agreed and/or specified retainer (deposit, initial fee, down payment) in U.S. funds, and/or other specified and/or agreed valuable consideration, has been received by Consultant or as identified in P-9.


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5.  Where  Services  shall  be  performed

Consultant's services shall be performed at the main office location of Consultant or other such designated location(s) as Consultant and Company agree are the most advantageous for the work to be performed. Further, Company and Consultant agree that there shall be no specified minimum time commitment for Consultant to be considered to have performed all of its duties under this Agreement

6.  Limitations  on  Services

The parties hereto recognize that certain responsibilities and obligations are imposed by Federal and State securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, Consultant agrees as follows:

a. Consultant shall NOT release any financial or other information or data about Company or customers of the Company without the consent and approval of Company.

b. Consultant shall NOT release any information or data about Company or customers of the Company to any selected or limited person(s), entity, or group if Consultant is aware that such information or data has not been generally released or promulgated and Company requests in writing that said information or data is not to be so released or promulgated.

7.  Duties  of  Company

     a. Company shall supply Consultant, on a regular and timely basis with all approved data and information about Company or it's customer (s), its management, its products, and its operations and Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that Consultant may take corrective action.

b. Consultant reports are not intended to be used in the sale or offering of securities.

c. In that Consultant relies on information provided by Company for a substantial part of its preparations and report, Company represents that said information is neither false nor misleading, nor omits to state a material fact and has been reviewed and approved by counsel to Company.

8.  Representation,  Undertakings  and  Indemnification

     a. Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information and data which it supplies to

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Consultant  and  Company acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its functions hereunder.

     b. Consultant, in the absence of notice in writing from Company, will rely on the continuing accuracy of material, information and data supplied by Company.

     c.  Company  shall  cooperate  fully  and  timely with Consultant to enable
Consultant  to  perform  its  duties  and  obligations  under  this  Consulting
Agreement.

     d. The execution and performance of this Consulting Agreement by Company has been duly authorized by the Board of Directors of Company in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of Company.

     e. The performance by Company of this Consulting Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of Company or any contractual obligation by which Company may be bound.

     f. Company shall act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of the materials and shall inform Consultant of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

9.   Compensation

Compensation payable to Consultant for all general services shall be 500,000 free trading shares registered by an S-8 registration statement by the Company immediately upon the Company becoming eligible to complete such filing on S-8.

10.  Consultant  as  an  Independent  Contractor

Consultant shall provide said services as an independent contractor, and not as an employee or of any Company affiliated with Company. Consultant has no authority to bind Company or any affiliate of Company to any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith or with the acceptance of Company; thereby becoming the sole responsibility of Consultant. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Company employees. Consultant shall be solely responsible for any Federal, State or local taxes, and should Company for any reason by required to pay taxes at a later date, Consultant shall reassure such payment is made by Consultant and not by Company. Consultant shall be responsible for all workers compensations payments and herein holds Company harmless for any and all such payments and responsibilities related hereto.

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11.  Amendments

This Consulting Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

12.  Severability

If any provision of this Consulting Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Consulting Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

13.  Termination  of  Agreement

This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in paragraph 4 above except as follows:

a. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;
b.     Upon  the  other  party  taking  the  benefit  of  any insolvency law; or
c. Upon the other party having or applying for a receiver appointed for either party;

14.  Non-waiver

The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

15.  Early  Termination

In the event Company fails or refuses to cooperate with Consultant, or fails or refuses to make timely payment of the compensation set forth above, Consultant shall have the right to terminate any further performance under this Consulting Agreement. In such event, and upon notification thereof, all compensation shall become immediately due and payable and/or deliverable, and Consultant shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of Consultant's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.


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16.  Notices

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this Consulting Agreement to be given shall be given to the respective parties at the address first written above, on page one
(1)  of  this  Consulting  Agreement.

17.  Exclusion  with  Respect  to  Partnership

The parties agree that, in no way, shall this Consulting Agreement be construed as being an act of partnership between the parties hereto and that no party hereto shall have, as a result of the execution of this Consulting Agreement, any liability for the commitments of any other party of any type, kind or sort.

18.  Incurement

This Consulting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

19.  Entire  Agreement

This Consulting Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Consulting Agreement, or relating to the business of Consultant. This Consulting Agreement supersedes all previous agreements between Consultant and Company.

This  agreement  will  be  governed  pursuant  to  the  laws  of  Florida.


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IN  WITNESS  WHEREOF,  the  parties  hereto, intending to be legally bound, have executed  this  Consulting  Agreement.

Free  DA  Connection  Services,  Inc.,  a  British  Columbia  corporation


BY:
     --------------------------------
     Robin  D.  Hutchison,  President


Free  DA  Connection  Services,  Inc.,  a  Delaware  corporation


BY:
     --------------------------------
     Robin  D.  Hutchison,  President

Global  Business  Partners  Holdings,  Inc.


BY:
     --------------------------------------
     Richard  H.  Langley,  Jr.,  President



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